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Exhibit 99.3

Exhibit 1

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IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF OHIO

EASTERN DIVISION

ERIC GILBERT,	)
On behalf of himself and others similarly	)	CASE NO. 2:15-cv-02854
situated,	)
	)	JUDGE GEORGE C. SMITH
Plaintiff,	)
	)	MAGISTRATE JUDGE
v.	)	NORAH MCCANN KING
ABERCROMBIE & FITCH CO., et al.,	) )
Defendants.	) )

STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiff Eric Gilbert, on behalf of himself and others similarly situated (“Gilbert” or “Class Plaintiff’), and Defendants Abercrombie & Fitch Co. (“ANF” or the “Company”), Arthur C. Martinez, James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton (the “Individual Defendants”) and Defendant Wells Fargo Bank, N.A. (“Wells Fargo”) (collectively, “Defendants”) hereby enter into the following Stipulation and Agreement of Settlement (the “Stipulation”), dated as of February 18, 2016, subject to approval of the Court. The Stipulation is intended to resolve the litigation and for the Parties to fully, finally and forever resolve, discharge and settle the Released Claims, subject to the terms and conditions set forth herein. Capitalized terms not otherwise defined in the text shall have the definitions set forth in Section III (A) below.

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I.	THE CLASS ACTION COMPLAINT

1. On or about August 22, 2015, Class Plaintiff, through the filing of the “Class Action Complaint,” commenced a putative class action in the Common Pleas Court of Franklin County, Ohio, where it was assigned Case No. 15 CV 007354 (the “Gilbert Action”).

2. Class Plaintiff has asserted a claim for breach of fiduciary duty against the Individual Defendants due to the inclusion of certain provisions in two credit agreements entered into by ANF, Wells Fargo and a group of lenders on August 7, 2014 (the “2014 Credit Agreements”). Class Plaintiff has asserted a separate claim against Wells Fargo for aiding and abetting the Individual Defendants’ alleged breach of fiduciary duty.

3. Class Plaintiff contends that the inclusion of certain provisions in each of the 2014 Credit Agreements unlawfully deters proxy contests at the Company and entrenches the incumbent ANF Board of Directors.

4. Class Plaintiff seeks declaratory and injunctive relief against enforcement of these certain provisions of the 2014 Credit Agreements, along with attorneys’ fees, costs and expenses. The Gilbert Action does not seek monetary damages.

5. On September 24, 2015, pursuant to the Class Action Fairness Act, 28 U.S.C. §§ 1332(d) and 1453, ANF and the Individual

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Defendants removed the Gilbert Action to this Court, where it was assigned Case No. 2:15-cv-02854.

II.	LITIGATION DEVELOPMENTS AND SETTLEMENT OF THE GILBERT ACTION

6. Following the filing of the Gilbert Action, the 2014 Credit Agreements were amended effective September 10, 2015.

7. Based upon the September 10, 2015, modifications to the 2014 Credit Agreements, counsel for Class Plaintiff and the respective counsel for ANF and the Individual Defendants engaged in negotiations concerning an agreed class-wide dismissal of the litigation with prejudice, to avoid the burden, expense, distraction and uncertainties inherent in litigation and without admitting any wrongdoing.

8. On or about February 18, 2016, the Parties concluded their settlement discussions and finalized the documentation of their agreement to settle the Gilbert Action in conjunction with a class-wide dismissal with prejudice of all claims in such action.

9. The terms of the Settlement are described below.

A.	Class Plaintiffs Agreement to the Settlement

10. Class Plaintiff believes that the claims in the Gilbert Action have merit and that there is evidence to support those claims. However, Class Plaintiff recognizes the expense and length of continued proceedings necessary to prosecute the Gilbert Action through trial and appeal.

11. Class Plaintiff has taken into account the uncertain outcome and the risk of any litigation, especially in complex class actions such as the Gilbert Action, as well as the difficulties inherent in such litigation, particularly delays and possible appeals, even assuming that Class Plaintiff prevails at trial. Class Plaintiff and his counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Based on their evaluation, Class Plaintiff and his counsel have determined that the Settlement set forth in this Stipulation is fair, reasonable and adequate and in the best interests of ANF Stockholders.

B.	ANF’s Approval of the Settlement

12. There are no allegations against ANF. But ANF believes it to be in the best interests of the Company and its Stockholders for the Gilbert Action to be settled and dismissed with prejudice because the Settlement will avoid the substantial burden, expense, disruption, distraction and related risks posed by the Gilbert Action.

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C.	Individual Defendants’ Agreement to the Settlement and Denials of Wrongdoing and Liability

13. The Individual Defendants have asserted and continue to assert that they acted in good faith, and in a manner that they reasonably believed to be in the best interests of ANF and the Stockholders of ANF at all times. The Individual Defendants have denied, and continue to deny, all allegations of wrongdoing or liability whatsoever with respect to the Released Claims, including any and all related facts or claims as alleged in the Gilbert Action and maintain furthermore that they have meritorious defenses. Nonetheless, the Individual Defendants have concluded that it is desirable that the Gilbert Action be fully and finally settled in the manner and upon the conditions set forth in this Stipulation, as it will eliminate the burden (to them and to the Company), expense and uncertainties of further litigation and the related distraction of resources and efforts from the business of the Company.

D.	Wells Fargo Agreement to the Settlement and Denials of Wrongdoing and Liability

14. Wells Fargo denies all allegations of wrongdoing or liability whatsoever with respect to the Released Claims, including any and all related facts or claims as alleged in the Gilbert Action. Nonetheless, Wells Fargo has concluded that it is desirable that the Gilbert Action be fully and finally settled in the manner and upon the conditions set forth in this Stipulation, as it will eliminate the burden, expense and uncertainties of further litigation and the related distraction of resources and efforts from the business of Wells Fargo.

III.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

15. IT IS HEREBY STIPULATED and AGREED, by and among the Parties, that the Gilbert Action and all Released Claims shall be finally and fully compromised, settled and released, and that the Gilbert Action shall be dismissed with prejudice and with full preclusive

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effect as to the Parties, subject to the approval of the Court, on the following terms and conditions.

A.	Definitions

16. As used in this Stipulation, the below terms have the following meanings:

(a)	“ANF” or the “Company” means Defendant Abercrombie & Fitch Co. and its past, present and future parent corporations, affiliates, direct and indirect subsidiaries, predecessors, successors, insurers, agents and assigns;

(b)	“Attorneys’ Fees and Expenses” mean the funds, if any, awarded to the Class Plaintiffs Counsel pursuant to their application for fees and expenses in connection with the Settlement of the Gilbert Action;

(c)	“Class” means the following non-“opt-out” class, for Settlement purposes only, pursuant to Federal Rules of Civil Procedure 23(a) and 23(b)(1)(A) and (b)(2): all persons who held ANF common stock at any time during the period from August 7, 2014 through and including the close of trading on the date of the Settlement Hearing (the “Class Period”) and who continued to hold ANF common stock as of the end of the Class Period, but excluding (i) the Individual Defendants and their respective immediate family members; and (ii) agents, attorneys, heirs, successors-in-interest or assigns of any of the foregoing excluded persons.

(d)	“Class Member” means a member of the Class;

(e)	“Court” means the United States District Court for the Southern District of Ohio, Eastern Division;

(f)	“Class Plaintiff’s Lead Counsel” means the law firm Kessler Topaz Meltzer & Check, LLP;

(g)	“Class Plaintiff’s Counsel” means, collectively, the law firms Kessler Topaz Meltzer & Check, LLP; Friedman Oster & Tejtel PLLC; and Isaac Wiles Burkholder & Teetor, LLC;

(h)	“Defendants” means ANF, the Individual Defendants, any and all current and former members of the ANF Board, ANF’s current and former executive officers, Wells Fargo, and their respective parent corporations, affiliates, direct and indirect subsidiaries, predecessors, successors, and anyone acting or purporting to act on their behalf;

(i)	“Fee Award Order” means that order, if any, entered by the Court providing for an award of Attorneys’ Fees and Expenses to Class Plaintiffs Counsel;

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(j)	“Final” means, with respect to any order of court, including, without limitation, the Final Judgment, that such order represents a final and binding determination of all issues within its scope and has not been reversed, vacated or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. Without limitation, an order becomes “Final” when: (a) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed; or (b) an appeal has been filed and either (i) the court of appeals has either affirmed the Final Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (ii) a higher court has granted further appellate review and that court has either affirmed the underlying Final Judgment or affirmed the court of appeals’ decision affirming the Final Judgment or dismissing the appeal. For purposes of this definition, an “appeal” shall include appeals as of right, discretionary appeals, interlocutory appeals, and proceedings involving any petition for a writ of certiorari or other writ that may be filed in connection with approval or disapproval of this Settlement. Any appeal or other proceeding pertaining to any order concerning the issue of Attorneys’ Fees and Expenses shall not in any way delay or preclude the Final Judgment from becoming Final.

(k)	“Final Judgment” means that judgment proposed to be entered by the Court, substantially in the form of Exhibit C to this Stipulation, as contemplated in Paragraph 27 below;

(1)	“Release” means the release set forth in Paragraphs 19 and 20 of this Stipulation;

(m)

“Released Claims” means any and all claims or causes of action (including Unknown Claims), debts, demands, disputes, rights, suits, matters, issues, damages, obligations or liabilities of any kind, nature and/or character whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether known or unknown, whether under federal, state, local, statutory, common law, foreign law or any other law, rule or regulation, whether fixed or contingent or absolute, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, discoverable or undiscoverable, concealed or hidden, asserted, or that have been or could have been asserted, by Class Plaintiff or ANF’s Stockholders, or any of them (both individually or derivatively on behalf of ANF), against the Released Persons based upon, arising out of or related to (a) the facts, transactions, events, occurrences, disclosures, statements, alleged mismanagement and/or misconduct, acts, omissions, or failures to act, concealment, misrepresentation, violation of law or other matter which were alleged or could have been alleged in the Gilbert Action, including, without limitation, any and all claims for breach of

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fiduciary duty, aiding and abetting breach of fiduciary duty and claims arising out of the institution, prosecution, assertion, settlement or resolution of litigation against any Released Person or (b) the defense or Settlement of the Gilbert Action and/or the Released Claims, including the payments provided for herein. Nothing set forth herein shall constitute a release by or among ANF and the Individual Defendants or Released Persons of the rights and obligations relating to indemnification and advancement of defense costs arising from ANF’s or any of its subsidiary’s, division’s, or related or affiliated entity’s certificate of incorporation or bylaws, Delaware law, or any indemnification or other agreement.

(n)	“Unknown Claims” means any and all Released Claims that Class Plaintiff or any other Stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its Settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may be suspected, or even undisclosed or hidden. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Settlement Effective Date, Class Plaintiff and each other Stockholder shall be deemed to have waived, and by operation of the Final Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by Cal. Civ. Code § 1542, or by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Class Plaintiff and each other ANF Stockholder acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims but, upon the Settlement Effective Date, Class Plaintiff shall expressly settle and release, and each of ANF’s Stockholders shall be deemed to have and by operation of law and of the Final Judgment shall have completely, fully, finally and forever compromised, settled, released, discharged and extinguished any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, apparent or unapparent, whether or not concealed or hidden, which do now exist, or heretofore existed, or may hereafter exist, under any theory of law or equity now existing, including, but not limited to, conduct that is negligent, intentional, with or without malice, or

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a breach of any duty, law or rule, and without regard to the subsequent discovery or existence of additional or different facts. Class Plaintiff and each other Stockholder shall by operation of law be deemed to have acknowledged that the inclusion of “Unknown Claims” in the definition of Released Claims was separately bargained for and agreed upon with the express intention of releasing Unknown Claims, and is a key element of the Settlement of which this Release is a part.

(o)	“Parties” means the Class Plaintiff, the Individual Defendants, ANF and Wells Fargo;

(p)	“Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and the spouses, heirs, predecessors, successors, representatives or assignees of any of the foregoing.

(q)	“Related Persons” means each of the Defendants and their respective past and present agents, officers, directors, employees, partnerships and partners, principals, controlling stockholders, attorneys, accountants, auditors, advisors (including any investment bank with which ANF consulted), insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal or legal representatives, associates, servants, estates, administrators, related or affiliated entities (including, without limitation, all Affiliates and Subsidiaries (as defined in the 2014 Credit Agreements) of any Defendant), trusts, joint ventures and joint venturers, predecessors, successors, divisions and assigns, or any entity in which any Defendant has a direct or indirect controlling interest. With respect to Wells Fargo, the term “Related Persons” also includes those past and present Lenders (as defined in the 2014 Credit Agreements) or other Persons party to credit agreements for which Wells Fargo serves as Administrative Agent, including, without limitation, the syndication agent, documentation agent, joint lead arrangers and joint bookrunners.

(r)	“Released Parties” and “Released Persons” mean, collectively and interchangeably, the Defendants and each of their Related Persons;

(s)	“Settlement” or “Stipulation” means this Stipulation and Agreement of Settlement dated as of February 18, 2016;

(t)	“Settlement Effective Date” means the date by which all of the events and conditions specified in Paragraph 30 of the Stipulation have been met and have occurred;

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(u)	“Settlement Hearing” means the hearing at which the Parties will present this Stipulation for approval by the Court;

(v)	“Stockholder” means any holder of ANF common stock and/or any Class Member; and

(w)	“Wells Fargo” means Defendant Wells Fargo Bank, N.A., and its past, present and future parent corporations, affiliates, subsidiaries, predecessors, successors, insurers, agents and assigns.

B.	Settlement Consideration

17. Following the filing of the Gilbert Action, ANF agreed to revise the 2014 Credit Agreements. The Company entered into the amended 2014 Credit Agreements effective September 10, 2015.

18. Further, the ANF Board shall adopt a resolution instructing the General Counsel of ANF that, for the three years from and after the Settlement Effective Date, any proposed Agreement (defined below) that includes a Change-of-Control Provision (defined below) must be brought to the attention of the ANF Board, prior to execution and delivery, for consideration of any impact of such Change-of-Control Provision on the Stockholder voting franchise in respect of the nomination and election of directors, among other factors considered in the exercise of its business judgment as being relevant to approval of the Agreement. For purposes of the foregoing sentence, (1) “Agreement” shall mean any proposed credit agreement or other agreement for borrowed money to be entered into by ANF and/or any subsidiary of ANF that, in the commercially reasonable estimation of the General Counsel of ANF, involves an aggregate principal amount that exceeds $100 million at its inception; and (2) “Change-of-Control Provision” shall mean any provision substantially similar in effect to the “Change of Control” definition in Section 1.01(b) of each of the 2014 Credit Agreements (as defined by the Settlement Stipulation) prior to the amendment thereof as of September 10, 2015.

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C.	Release, Waiver and Covenant Not to Sue

19. Release of Claims by Class Plaintiff and the Class: Upon the Settlement Effective Date, Class Plaintiff (acting on his own behalf and on behalf of the Class), ANF, and each of ANF’s Stockholders shall be deemed to have, and by operation of law and of the Final Judgment shall have, fully, finally and forever released, waived, discharged and dismissed with prejudice each and every one of the Released Claims (including Unknown Claims) against the Released Persons, and to have covenanted not to sue (including any derivative suit) the Released Persons with respect to all such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons.

20. Release of Claims by Defendants: Upon the Settlement Effective Date, the Defendants shall be deemed to have, and by operation of law and of the Final Judgment shall have, fully, finally and forever released, relinquished and discharged Class Plaintiff and Class Plaintiffs Counsel from all claims (including Unknown Claims) arising out of, relating to or in connection with the institution, prosecution, assertion, settlement or resolution of the Gilbert Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

D.	Attorneys’ Fees and Litigation Expenses

21. Subject to the approval of the Court, Class Plaintiffs Counsel shall submit an application for attorneys’ fees and expenses (“Fee Application”) in an aggregate amount not to exceed $165,000.00, plus reimbursement of actual, reasonable and ordinary expenses not to exceed $2,000.00. Defendants will take no position on such application. The Fee Application shall be the only fee application made in the Gilbert Action, and which, subject to the terms and conditions of this Stipulation and approval by the Court, will be paid to Class Plaintiffs Counsel. ANF acknowledges Class Plaintiffs Counsel’s right to an award of attorneys’ fees and

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reimbursement of expenses based on the benefits provided to ANF Stockholders from the Settlement. The Parties acknowledge and agree that the Court’s award of Attorneys’ Fees and Expenses in the Gilbert Action shall be paid solely by ANF (or any applicable D&O insurer) within five (5) business days after the entry of the Court’s Fee Award Order, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to the joint and several obligation of Class Plaintiffs Counsel to refund, within thirty (30) business days, up to all amounts received, if and when, as a result of any appeal and/or further proceeding on remand, or successful collateral attack, the award of Attorneys’ Fees and Expenses is reduced or reversed or if the Fee Award Order does not become final, if the Settlement itself is voided by any Party as provided herein, or if the Settlement is later reversed by any court. Neither the resolution of nor any ruling regarding any petition for an award of attorneys’ fees and expenses shall be a precondition to this Settlement or to the dismissal of the Gilbert Action with prejudice. The Court may consider and rule upon fairness, reasonableness and adequacy of the Settlement independently of any award of Attorneys’ Fees and Expenses. Notwithstanding anything in this Stipulation to the contrary, the effectiveness of the release of the Released Claims and the other obligations of the Parties under the Settlement (except with respect to the payment of Attorneys’ Fees and Expenses) shall not be conditioned upon or subject to the resolution of any appeal from any order, if such appeal relates solely to the issue of any application for an award of attorneys’ fees and/or the reimbursement of expenses.

22. Class Plaintiffs Counsel shall allocate the attorneys’ fees awarded amongst Class Plaintiffs Counsel in a manner which they, in good faith, believe reflects the contributions of

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such counsel. The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, the allocation of such fees and expenses among Class Plaintiffs Counsel.

23. Except as otherwise provided herein, each of the Parties shall bear his, her or its own costs and expenses.

E. Settlement Hearing and Final Judgment

24. As soon as practicable after execution of this Stipulation, the Class Plaintiff shall submit this Stipulation to the Court for review and preliminary approval and for entry of an Order, in substantially the form attached to this Stipulation as Exhibit A, scheduling the Settlement Hearing.

25. The Parties shall give notice to the Class directed by the Court.

26. Subject to approval of the Court, ANF will give notice by filing a Form 8-K with the Securities and Exchange Commission (SEC) and posting the same to its website, along with a copy of this Stipulation, which shall remain posted on its website through the Settlement Effective Date. The Form 8-K shall be in substantially the form attached to this Stipulation as Exhibit B. ANF shall be responsible for the cost of posting the Form 8-K and Stipulation to its website, regardless of whether the Court approves or declines to approve the Settlement or the Settlement Effective Date otherwise fails to occur, and in no event shall Class Plaintiff or Class Plaintiffs Counsel be responsible for such costs. Subject to the reservation of rights set forth below in Paragraph 31, to the extent that the Court orders the Parties to provide a different form of notice to the Class, ANF shall be responsible for the provision of such notice, as well as all costs related thereto.

27. As part of the Settlement Hearing and upon approval by the Court of the Settlement terms set forth in this Stipulation, the Parties shall seek to obtain from the Court a Final Judgment, substantially in the form attached as Exhibit C to this Stipulation.

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28. Without affecting the finality of the Final Judgment for purposes of appeal, the Court shall retain jurisdiction as to all matters relating to the administration, consummation, enforcement and interpretation of this Stipulation and the Final Judgment.

29. Pending the Settlement Effective Date, Class Plaintiff shall not commence, prosecute, instigate or in any way participate in any other actions or proceedings asserting any Released Claim against any of the Released Persons.

F. Effect of Disapproval or Termination

30. The Settlement Effective Date shall be conditioned on the occurrence of all of the following events:

(a)	the Court has entered the Preliminary Approval Order, as provided in Paragraph 24 herein;

(b)	the Court has approved the Settlement as described herein, following notice to ANF’s Stockholders as provided in Paragraph 26 herein;

(c)	the Court has entered the Final Judgment and dismissed the Gilbert Action with prejudice; and

(d)	the Court dismissal and Final Judgment have become Final.

31. If any of the conditions specified above in Paragraph 30 are not met, then the Stipulation shall be deemed canceled and terminated unless counsel for the Parties mutually agree in writing to proceed with the Stipulation.

32. If for any reason the Settlement Effective Date does not occur, or if the Stipulation shall be canceled, terminated or otherwise fail to become Final for any reason, including, without limitation, in the event that the Settlement as described herein is not approved by the Court or the Final Judgment is reversed or vacated following any appeal taken therefrom, then:

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(a)	this Stipulation shall be null and void and shall have no force or effect, and no Party shall be bound by any of its terms, except for the terms of this section;

(b)	this Stipulation, all of its provisions and all negotiations, statements and proceedings and orders relating to it shall be without prejudice to the rights of the Class Plaintiff, ANF, the Individual Defendants and Wells Fargo, all of whom shall be restored to their respective positions existing immediately before the execution of the Stipulation;

(c)	all Parties and their respective current and former predecessors, successors, heirs, agents, insurers, assigns, directors, officers, employees, partners, principals, attorneys and representatives expressly and affirmatively reserve all defenses, arguments and motions as to all claims that have been or might later be asserted in the Gilbert Action; and

(d)	neither the existence of this Stipulation (nor any negotiations preceding this Stipulation nor any acts performed pursuant to, or in furtherance of, the Stipulation) shall be admissible or entered into evidence for any purpose whatsoever in the Gilbert Action or in any other action or proceeding (other than to enforce the terms remaining in effect); and

(e)	any Final Judgment or other order entered in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

33. If the Court does not enter the Final Judgment in the form of Exhibit C hereto, or if the Court enters the Final Judgment and appellate review is sought and, on such review, the Final Judgment is vacated, modified or reversed, then this Stipulation and the Settlement incorporated herein shall be canceled and terminated, unless all Parties who are adversely affected thereby, in their sole discretion within twenty (20) days from the date of the mailing of such ruling to such Parties, provide written notice to all other Parties of their intent to proceed with the Settlement under the terms of the Final Judgment as modified by the Court or on appeal. Such notice may be provided on behalf of Class Plaintiff and ANF’s Stockholders by Class Plaintiffs Counsel. No Party shall have any obligation whatsoever to proceed under any terms other than in the form provided and agreed to herein; provided, however, that no order of the Court concerning any fee and expense application, or any modification or reversal on appeal of

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such order, shall constitute grounds for cancellation or termination of this Stipulation by any Party. Without limiting the foregoing, Defendants shall have, in their sole and absolute discretion, the option to terminate the Settlement in its entirety in the event that the Final Judgment, upon becoming Final, does not provide for dismissal of the Gilbert Action against them under the conditions set forth in Paragraph 30.

G. General Matters and Reservations

34. The Parties intend this Settlement to be a final and complete resolution of all disputes with respect to the Gilbert Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any Party as to the merits of any claim, allegation or defense. The Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.

35. Each of ANF and the Board of ANF, individually and collectively, each of the Individual Defendants, and Wells Fargo has denied, and continues to deny, that he, she or it committed, or aided and abetted the commission of, any breach of fiduciary duty or of any other duty or law, or engaged in any wrongful acts, and expressly maintains that he, she or it diligently and scrupulously complied with his, her or its fiduciary and other legal duties, to the extent such duties exist, and is entering into the Settlement solely to eliminate the burden, expense, distraction and uncertainties inherent in further litigation. Neither this Stipulation nor any of its terms (nor any agreement, negotiations or order relating thereto), nor any payment or consideration provided for herein, is or shall be construed as an admission by ANF or the Individual Defendants or Wells Fargo of any fault, wrongdoing or liability whatsoever, or an admission by the Class Plaintiff of any lack of merit of its claims against ANF or the Individual Defendants or Wells Fargo. Neither this Stipulation nor any of its terms (nor any agreement, negotiation or order relating thereto), nor any payment or consideration provided for herein, shall

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be deemed or offered or received in evidence in any judicial, administrative, regulatory or other proceeding or utilized in any manner whatsoever, including as a presumption, a concession or an admission of any fault, wrongdoing or liability whatsoever on the part of ANF or the Individual Defendants or Wells Fargo; provided, however, that nothing contained in this section shall prevent the Stipulation (or any agreement or order relating thereto) from being used, offered or received in evidence in any proceeding to approve, enforce or otherwise effectuate the Settlement (or any agreement or order relating thereto) or the Final Judgment, or in which the reasonableness, fairness or good faith of ANF or the Individual Defendants or Wells Fargo in participating in the Settlement (or any agreement or order relating thereto) is at issue, or to enforce or effectuate provisions of this Settlement as to the Parties. Nothing herein shall preclude the Released Persons from filing the Stipulation and/or the Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

36. Counsel for the Class Plaintiff, for ANF, for the Individual Defendants and for Wells Fargo agree to act in good faith to ensure that any public comments about or descriptions of the proposed Settlement are balanced, fair and accurate. All Parties are free to respond to inquiries from the press. Notwithstanding any other provision of this paragraph, the Company shall be able to make, without notification to, or prior review or approval by, Class Plaintiff’s Counsel, any and all disclosures regarding the Settlement that the Company believes may be required or appropriate under applicable law or by the rules of the U.S. Securities and Exchange

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Commission or the New York Stock Exchange or as required in connection with any judicial or regulatory proceeding.

37. By execution of this Stipulation, neither ANF nor the Individual Defendants nor Wells Fargo releases any claim against any insurer for any cost or expense hereunder, including attorneys’ fees and costs.

38. All counsel who execute this Stipulation represent and warrant that they have authority to do so on behalf of their respective client(s). Class Plaintiffs Counsel represent and warrant that they are expressly authorized by Class Plaintiff to take all appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms, and also are expressly authorized by Class Plaintiff to enter into any modifications or amendments to this Stipulation which they deem appropriate on behalf of Class Plaintiff.

39. Class Plaintiff represents and warrants that he has not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under or arising out of any claims being settled or released herein.

40. The Parties acknowledge that their designated representatives have reviewed this Settlement and acknowledge that they are accepting the benefits of this Settlement after consulting with counsel.

41. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.

42. This Stipulation (including exhibits hereto, agreements referenced herein, and documents executed pursuant to the foregoing) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes any prior written or oral agreements, representations, warranties or statements with respect to the subject matter hereof. The Parties

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agree that this Stipulation was drafted at arm’s-length, and that no parol or other evidence may be offered to explain, construe or clarify its terms, the intent of the parties or their counsel, or the circumstances under which the Settlement was made or executed; provided, that there shall be no presumption for or against any Party that drafted all or any portion of this Stipulation.

43. The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. In the event that a conflict or inconsistency exists between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

44. No representation, warranty or inducement has been made to any Party concerning this Stipulation other than the representations, warranties and covenants specifically contained herein.

45. The Class Plaintiff and the Class Plaintiffs Counsel expressly warrant that, in entering into this Stipulation, they relied solely upon their own knowledge and investigation, and not upon any promise, representation, warranty or other statement by ANF or the Individual Defendants or Wells Fargo not expressly contained herein.

46. Whenever this Stipulation requires or contemplates that one Party shall or may give notice to another, notice shall be provided by e-mail, facsimile, and/or next-day (excluding weekends and court holidays) express delivery service as follows:

If to the Class Plaintiff, then to:

Maribeth Meluch

ISAAC WILES BURKHOLDER & TEETOR, LLC

Two Miranova Place, Ste. 700

Columbus, Ohio 43215

Facsimile:         614-365-9516

mmeluch@isaacwiles.com

Eric L. Zagar

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KESSLER TOPAZ MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

Facsimile: 610-667-7056

ezagar@ktmc.com

Jeremy Friedman

FRIEDMAN OSTER & TEJTEL PLLC

240 E. 79th Street, Suite A

New York, NY 10075

jfriedman@fotpllc.com

If to ANF, then to:

John J. Kulewicz

VORYS, SATER, SEYMOUR AND PEASE LLP

52 East Gay Street

P.O. Box 1008

Columbus, Ohio 43216-1008

Fax: 614.719.4812

jjkulewicz@vorys.com

If to the Individual Defendants, then to:

Aneca E. Lasley

SQUIRE PATTON BOGGS (US) LLP

2000 Huntington Center

41 South High Street

Columbus, OH 43215-6101

Fax: 614.365.2499

aneca.lasley@squirepb.com

If to Wells Fargo, then to:

Charles W. Cox

ALSTON & BIRD LLP

333 South Hope Street, 16th Floor

Los Angeles, California 90071

Fax: 213-576-2878

charles.cox@alston.com

47. The failure of any Party to enforce at any time any provision of this Stipulation shall not be construed to be a waiver of such provision, nor in any way to affect the validity of

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this Stipulation or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Stipulation shall be held to constitute a waiver of any other breach.

48. The Parties, their successors and assigns, and their attorneys agree to cooperate fully with one another in seeking Court approval of this Stipulation and to use their best efforts to effect the prompt consummation of the proposed Settlement. Without limitation of any other remedies available by law, the Parties agree that any Party may seek to compel specific performance of the terms of this Stipulation.

49. This Stipulation and the Settlement and the exhibits shall be deemed to have been negotiated, executed and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the Parties contemplated hereby shall be governed by, and construed in accordance with, the internal, substantive laws of the State of Delaware, excluding its choice of law principles.

50. Nothing in this Stipulation, the Settlement contemplated thereby, or the negotiations or proceedings relating to the foregoing is intended to be or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the accountants’ privilege, the attorney-client privilege, the joint defense privilege or work product immunity.

51. This Stipulation may not be modified except pursuant to a written instrument signed by all the Parties, individually or through counsel.

52. All Released Parties who are not individually, or through counsel, signatories to this Stipulation are intended third-party beneficiaries entitled to enforce the terms of the Release set forth herein so long as they agree to be bound by the entirety of this Stipulation.

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53. The Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

54. The Parties agree that the Court shall retain jurisdiction as to all matters relating to the administration, consummation, enforcement and interpretation of this Stipulation and the Final Judgment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

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AGREED AND APPROVED:

Maribeth Meluch (0055903)	John J. Kulewicz, Trial Attorney (0008376)
ISAAC WILES BURKHOLDER & TEETOR,	VORYS, SATER, SEYMOUR AND PEASE
LLC	LLP
Two Miranova Place, Ste. 700	52 East Gay Street
Columbus, Ohio 43215	P.O. Box 1008
Phone: 614-221-2121	Columbus, Ohio 43216-1008
Facsimile: 614-365-9516	Phone: 614.464.5634
mmeluch@isaacwiles.com	Fax: 614.719.4812
jjkulewicz@vorys.com

Attorneys for Class Plaintiff
Counsel for Defendant Abercrombie & Fitch
Of Counsel:	Co.

KESSLER TOPAZ MELTZER &
CHECK, LLP	John R. Gall, Trial Attorney (0011813)
Eric L. Zagar	Aneca E. Lasley (0072366)
Robin Winchester	SQUIRE PATTON BOGGS (US) LLP
280 King of Prussia Road	2000 Huntington Center
Radnor, PA 19087	41 South High Street
Phone: 610-667-7706	Columbus, OH 43215-6101
Facsimile: 610-667-7056	Phone: 614.365.2700
ezagar@ktmc.com	Fax: 614.365.2499
rwinchester@ktmc.com	john.gall@squirepb.com
aneca.lasley@squirepb.com

FRIEDMAN OSTER & TEJTEL PLLC
Jeremy S. Friedman	Counsel for Defendants Arthur C. Martinez,
Spencer Oster	James B. Bachmann, Bonnie R. Brooks,
David Tejtel	Terry L. Burman, Sarah M. Gallagher,
240 E. 79th Street, Suite A	Michael E. Greenlees, Archie M. Griffin,
New York, NY 10075	Charles R. Perrin, Stephanie M. Shern and
Phone: 888-529-1108	Craig R. Stapleton
jfriedman@fotpllc.com soster@fotpllc.com dtejtel@fotpllc.com
Charles W. Cox
ALSTON & BIRD LLP
333 South Hope Street, 16th Floor
Los Angeles, California 90071
Fax: 213-576-2878
charles.cox@alston.com

Counsel for Defendant Wells Fargo Bank, N.A.

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AGREED AND APPROVED:

Maribeth Meluch (0055903)	John J. Kulewicz, Trial Attorney (0008376)
ISAAC WILES BURKHOLDER & TEETOR,	VORYS, SATER, SEYMOUR AND PEASE
LLC	LLP
Two Miranova Place, Ste. 700	52 East Gay Street
Columbus, Ohio 43215	P.O. Box 1008
Phone: 614-221-2121	Columbus, Ohio 43216-1008
Facsimile: 614-365-9516	Phone: 614.464.5634
mmeluch@isaacwiles.com	Fax: 614.719.4812
jjkulewicz@vorys.com

Attorneys for Class Plaintiff
Counsel for Defendant Abercrombie & Fitch
Of Counsel:	Co.

KESSLER TOPAZ MELTZER &
CHECK, LLP	John R. Gall, Trial Attorney (0011813)
Eric L. Zagar	Aneca E. Lasley (0072366)
Robin Winchester	SQUIRE PATTON BOGGS (US) LLP
280 King of Prussia Road	2000 Huntington Center
Radnor, PA 19087	41 South High Street
Phone: 610-667-7706	Columbus, OH 43215-6101
Facsimile: 610-667-7056	Phone: 614.365.2700
ezagar@ktmc.com	Fax: 614.365.2499
rwinchester@ktmc.com	john.gall@squirepb.com
aneca.lasley@squirepb.com

FRIEDMAN OSTER & TEJTEL PLLC
Jeremy S. Friedman	Counsel for Defendants Arthur C. Martinez,
Spencer Oster	James B. Bachmann, Bonnie R. Brooks,
David Tejtel	Terry L. Burman, Sarah M. Gallagher,
240 E. 79th Street, Suite A	Michael E. Greenlees, Archie M. Griffin,
New York, NY 10075	Charles R. Perrin, Stephanie M. Shern and
Phone: 888-529-1108	Craig R. Stapleton
jfriedman@fotpllc.com soster@fotpllc.com dtejtel@fotpllc.com
Charles W. Cox
ALSTON & BIRD LLP
333 South Hope Street, 16th Floor
Los Angeles, California 90071
Fax: 213-576-2878
charles.cox@alston.com

Counsel for Defendant Wells Fargo Bank, N.A.

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AGREED AND APPROVED:

Maribeth Meluch (0055903)	John J. Kulewicz, Trial Attorney (0008376)
ISAAC WILES BURKHOLDER & TEETOR,	VORYS, SATER, SEYMOUR AND PEASE
LLC	LLP
Two Miranova Place, Ste. 700	52 East Gay Street
Columbus, Ohio 43215	P.O. Box 1008
Phone: 614-221-2121	Columbus, Ohio 43216-1008
Facsimile: 614-365-9516	Phone: 614.464.5634
mmeluch@isaacwiles.com	Fax: 614.719.4812
jjkulewicz@vorys.com

Attorneys for Class Plaintiff
Counsel for Defendant Abercrombie & Fitch
Of Counsel:	Co.

KESSLER TOPAZ MELTZER &
CHECK, LLP	John R. Gall, Trial Attorney (0011813)
Eric L. Zagar	Aneca E. Lasley (0072366)
Robin Winchester	SQUIRE PATTON BOGGS (US) LLP
280 King of Prussia Road	2000 Huntington Center
Radnor, PA 19087	41 South High Street
Phone: 610-667-7706	Columbus, OH 43215-6101
Facsimile: 610-667-7056	Phone: 614.365.2700
ezagar@ktmc.com	Fax: 614.365.2499
rwinchester@ktmc.com	john.gall@squirepb.com
aneca.lasley@squirepb.com

FRIEDMAN OSTER & TEJTEL PLLC
Jeremy S. Friedman	Counsel for Defendants Arthur C. Martinez,
Spencer Oster	James B. Bachmann, Bonnie R. Brooks,
David Tejtel	Terry L. Burman, Sarah M. Gallagher,
240 E. 79th Street, Suite A	Michael E. Greenlees, Archie M. Griffin,
New York, NY 10075	Charles R. Perrin, Stephanie M. Shern and
Phone: 888-529-1108	Craig R. Stapleton
jfriedman@fotpllc.com soster@fotpllc.com dtejtel@fotpllc.com
Charles W. Cox
ALSTON & BIRD LLP
333 South Hope Street, 16th Floor
Los Angeles, California 90071
Fax: 213-576-2878
charles.cox@alston.com

Counsel for Defendant Wells Fargo Bank, N.A.

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AGREED AND APPROVED:

Maribeth Meluch (0055903)	John J. Kulewicz, Trial Attorney (0008376)
ISAAC WILES BURKHOLDER & TEETOR,	VORYS, SATER, SEYMOUR AND PEASE
LLC	LLP
Two Miranova Place, Ste. 700	52 East Gay Street
Columbus, Ohio 43215	P.O. Box 1008
Phone: 614-221-2121	Columbus, Ohio 43216-1008
Facsimile: 614-365-9516	Phone: 614.464.5634
mmeluch@isaacwiles.com	Fax: 614.719.4812
jjkulewicz@vorys.com

Attorneys for Class Plaintiff
Counsel for Defendant Abercrombie & Fitch
Of Counsel:	Co.

KESSLER TOPAZ MELTZER &
CHECK, LLP	John R. Gall, Trial Attorney (0011813)
Eric L. Zagar	Aneca E. Lasley (0072366)
Robin Winchester	SQUIRE PATTON BOGGS (US) LLP
280 King of Prussia Road	2000 Huntington Center
Radnor, PA 19087	41 South High Street
Phone: 610-667-7706	Columbus, OH 43215-6101
Facsimile: 610-667-7056	Phone: 614.365.2700
ezagar@ktmc.com	Fax: 614.365.2499
rwinchester@ktmc.com	john.gall@squirepb.com
aneca.lasley@squirepb.com

FRIEDMAN OSTER & TEJTEL PLLC
Jeremy S. Friedman	Counsel for Defendants Arthur C. Martinez,
Spencer Oster	James B. Bachmann, Bonnie R. Brooks,
David Tejtel	Terry L. Burman, Sarah M. Gallagher,
240 E. 79th Street, Suite A	Michael E. Greenlees, Archie M. Griffin,
New York, NY 10075	Charles R. Perrin, Stephanie M. Shern and
Phone: 888-529-1108	Craig R. Stapleton
jfriedman@fotpllc.com soster@fotpllc.com dtejtel@fotpllc.com
Charles W. Cox
ALSTON & BIRD LLP
333 South Hope Street, 16th Floor
Los Angeles, California 90071
Fax: 213-576-2878
charles.cox@alston.com

Counsel for Defendant Wells Fargo Bank, N.A.

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Exhibit A

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IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF OHIO

EASTERN DIVISION

ERIC GILBERT,	)
On behalf of himself and others similarly	)	CASE NO. 2:15-cv-02854
situated,	)
	)	JUDGE GEORGE C. SMITH
Plaintiff,	)
	)	MAGISTRATE JUDGE
v.	)	NORAH MCCANN KING
)
ABERCROMBIE & FITCH CO., et al.,	)
)
Defendants.	)

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND

SETTING SETTLEMENT HEARING

Plaintiff Eric Gilbert, on behalf of himself and others similarly situated (“Gilbert” or “Class Plaintiff’), Defendant Abercrombie & Fitch Co. (“ANF” or the “Company”) and Defendants Arthur C. Martinez, James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton (the “Individual Defendants”) and Wells Fargo Bank, N.A. (“Wells Fargo”) (collectively, “Defendants”) have entered into the Stipulation and Agreement of Settlement (the “Stipulation”) dated February 18, 2016, which sets forth the terms and conditions of the proposed settlement (the “Settlement”) of the above-captioned class action (the “Gilbert Action”), subject to review and approval by the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure.

Class Plaintiff has moved for an Order preliminarily approving the Settlement in accordance with the terms of the Stipulation, certifying a Class for settlement purposes only and providing for notice of the Settlement.

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The Court has read and considered the Stipulation and its exhibits, including (i) the proposed means by which Notice will be provided (the “Notice”) and (ii) the Order and Final Judgment Approving Class Action Settlement (the “Final Judgment”).

Finding that substantial and sufficient grounds exist for entering this Order, the Court hereby ORDERS as follows:

1.	This Order incorporates by reference the definitions in the Stipulation and, unless otherwise defined in this Order, all capitalized terms used in this Order shall have the same meaning as set forth in the Stipulation.

2.	The Court preliminarily approves, for settlement purposes only: (i) the certification of the Class as a non “opt-out” class action pursuant to Federal Rules of Civil Procedure 23(a) and 23(b)(1)(A) and (b)(2); (ii) the appointment of Eric Gilbert as Class Representative for the Class; and (iii) the appointment of Kessler Topaz Meltzer & Check, LLP as Class Plaintiff’s Lead Counsel for the Class.

3.

The Court preliminarily approves the Settlement on the terms set forth in the Stipulation, subject to further consideration at a hearing to be held before the Court on                     , 2016, at                     .m., at the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215 (the “Settlement Hearing”), to, among other things: (i) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, should be approved by the Court; (ii) determine whether the Released Claims against Defendants should be dismissed with prejudice as set forth in the Stipulation; (iii)

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determine whether Plaintiff’s Counsel’s application for an award of Attorneys’ Fees and Expenses should be approved; and (iv) rule on such other matters as the Court may deem appropriate.

4.	The Court expressly reserves the right to adjourn the Settlement Hearing, or any adjournment thereof, without any further notice to the Class other than an announcement at the Settlement Hearing or any adjournment of the Settlement Hearing.

5.	The Court reserves the right to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter its Final Judgment approving the Settlement and dismissing the Released Claims against the Defendants with prejudice regardless of whether the Court has awarded Attorneys’ Fees and Expenses.

6.	The Court approves the form, content and requirements of the Notice attached to the Stipulation as Exhibit B, and finds that the posting of the Notice, substantially in the manner and form set forth in this Order, meets the requirements of Rule 23(e) of the Federal Rules of Civil Procedure and due process, and constitutes due and sufficient notice of all matters relating to the Settlement.

7.

By no later than fifteen (15) business days after the date of entry of this Order (the “Notice Date”), ANF shall cause to be filed with the Securities and Exchange Commission a Form 8-K in substantially the form attached to the Stipulation as Exhibit B. ANF shall likewise post a copy of the

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Form 8-K and the Stipulation on its corporate website and keep it posted there through the Settlement Effective Date. ANF shall be responsible for and shall pay all costs and expenses incurred, if any, in providing such Notice, whether or not the Settlement becomes effective.

8.	By no later than five (5) calendar days before the Settlement Hearing, ANF’s counsel shall file with the Court an appropriate proof of compliance with the notice procedures set forth in this Order.

9.

Any person who owns shares of ANF common stock as of the Notice Date through the date of the Settlement Hearing may appear at the Settlement Hearing to show cause why the proposed Settlement should not be approved; why the Final Judgment should not be entered thereon; or why Class Plaintiff’s Counsel’s application for an award of Attorneys’ Fees and Expenses should not be granted; provided, however, that no such person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the Final Judgment to be entered approving the same, or the application for Attorneys’ Fees and Expenses, unless such person has filed with the Clerk of the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215, and served (by hand, first-class mail or express service) on Class Plaintiff’s Lead Counsel, counsel for ANF, counsel for the Individual Defendants and counsel for Wells Fargo, at the addresses below, a written notice of objection that includes: (i) the objector’s name, address and telephone number (and if represented, that of his, her or its

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counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) proof that the objector owned shares of ANF common stock as of the Notice Date, and continues to hold such shares; (iii) a statement of the objections to any matters before the Court, the grounds for the objections or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing. Any such objection must be filed with the Court and received by the below-noted counsel by no later than fourteen (14) calendar days prior to the Settlement Hearing.

Class Plaintiff’s Lead Counsel

    Eric L. Zagar

    KESSLER TOPAZ MELTZER &

    CHECK, LLP

    280 King of Prussia Road

    Radnor, PA 19087

Counsel for ANF

    John J. Kulewicz

    Vorys, Sater, Seymour and Pease LLP

    52 East Gay Street

    Columbus, Ohio 43215

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Counsel for the Individual Defendants

    Aneca E. Lasley

    Squire Patton Boggs (US) LLP

    2000 Huntington Center

    41 South High Street

    Columbus, OH 43215-6101

Counsel for Wells Fargo

    Charles W. Cox

    ALSTON & BIRD LLP

    333 South Hope Street, 16th Floor

    Los Angeles, California 90071

10.	Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall forever be foreclosed from making any objection in the Gilbert Action or any other action or proceeding to the Settlement, the Final Judgment to be entered approving the Settlement, or the application for Attorneys’ Fees and Expenses.

11.	Class Plaintiff’s Lead Counsel shall file and serve papers in support of final approval of the proposed Settlement and in support of their application for Attorneys’ Fees and Expenses by no later than twenty-one (21) calendar days prior to the Settlement Hearing. If reply papers are necessary, they are to be filed and served by no later than seven (7) calendar days prior to the Settlement Hearing.

12.

In the event the Settlement is terminated or the Settlement Effective Date does not occur for any reason, then: (i) the Settlement shall be null and void and without prejudice, and none of its terms shall be effective or enforceable except as specifically provided in the Stipulation; (ii) the

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Parties shall be deemed to have reverted to their respective positions in the Gilbert Action immediately prior to the execution of the Stipulation; and (iii) except as otherwise expressly provided in the Stipulation, the Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered.

13.	All pleading deadlines, discovery and other proceedings in the Gilbert Action (except as may be necessary to carry out the terms and conditions of the proposed Settlement) are hereby stayed and suspended until further order of the Court. Pending the final determination of whether the Settlement should be approved, Class Plaintiff shall not institute, commence or prosecute any action that asserts any Released Claim against any of the Released Persons.

14.	The Court retains exclusive jurisdiction over the Gilbert Action to consider all further matters arising out of or related to the Settlement.

IT IS SO ORDERED.

DATED:	, 2016	GEORGE C. SMITH
UNITED STATES DISTRICT JUDGE

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Exhibit B

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IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF OHIO

EASTERN DIVISION

ERIC GILBERT,	)
On behalf of himself and others similarly	)	CASE NO. 2:15-cv-02854
situated,	)
	)	JUDGE GEORGE C. SMITH
Plaintiff,	)
	)	MAGISTRATE JUDGE
v.	)	NORAH MCCANN KING
ABERCROMBIE & FITCH CO., et al.,	) )
Defendants.	) )

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF CLASS ACTION

TO:	ALL PERSONS WHO HELD COMMON STOCK OF ABERCROMBIE & FITCH CO. (“ANF”) AT ANY TIME DURING THE PERIOD FROM AUGUST 7, 2014, THROUGH AND INCLUDING THE CLOSE OF TRADING ON THE DATE OF THE SETTLEMENT HEARING AND WHO CONTINUE TO HOLD ANF COMMON STOCK ON THE DATE OF THE SETTLEMENT HEARING, BUT EXCLUDING (i) THE INDIVIDUAL DEFENDANTS AND THEIR RESPECTIVE IMMEDIATE FAMILY MEMBERS; AND (ii) AGENTS, ATTORNEYS, HEIRS, SUCCESSORS-IN-INTEREST OR ASSIGNS OF ANY OF THE FOREGOING EXCLUDED PERSONS.

The purpose of this Notice is to inform you about: (i) the pendency of the above-captioned stockholder class action (the “Class Action”), which was brought by a Stockholder of Abercrombie & Fitch Co. (“ANF” or the “Company”) on behalf of himself and other ANF Stockholders and is currently pending in the United States District Court for the Southern District of Ohio (the “Court”); (ii) a proposed settlement (the “Settlement”), subject to Court approval, as provided in a Stipulation and Agreement of Settlement (the “Stipulation”) that was filed with the Court and is available for review as indicated below; (iii) the hearing that the Court will hold on                     , 2016, to determine whether to approve the Settlement and to

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consider Class Plaintiff’s Lead Counsel’s application for an award of Attorneys’ Fees and Expenses incurred in the prosecution of the Class Action; and (iv) Class Members’ rights with respect to the proposed Settlement and Class Plaintiff’s Lead Counsel’s application for Attorneys’ Fees and Expenses.1

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

The Stipulation was entered into as of February 18, 2016, between and among the plaintiff Eric Gilbert (the “Class Plaintiff’) and defendants ANF, Arthur C. Martinez, James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton (the “Individual Defendants’) and defendant Wells Fargo Bank, N.A. (“Wells Fargo”) (collectively, “Defendants”), subject to the approval of the Court pursuant to Rule 23 of the Federal Rules of Civil Procedure.

The following description of the Class Action does not constitute findings of the Court. It is based on statements of the Parties and should not be understood as an expression of any opinion of the Court as to the merits of any of the claims or defenses raised by any of the Parties. The Court has not yet finally approved the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to explain the Class Action, the terms of the proposed Settlement, and how the proposed Settlement affects ANF Stockholders’ legal rights.

[1]	All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation.

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2. In a stockholder class action, one or more people and/or entities who are current stockholders of a company sue on behalf of and for the benefit of the stockholders, seeking to enforce their legal rights.

3. As described more fully below, Class Members have the right to object to the proposed Settlement and the application by Class Plaintiff’s Lead Counsel for an award of Attorneys’ Fees and Expenses. They have the right to appear and be heard at the Settlement Hearing, which will be held on                     , 2016, at             ..m., before the Honorable George C. Smith of the United States District Court for the Southern District of Ohio, at the United States Courthouse, 85 Marconi Boulevard, Columbus, Ohio 43215. At the Settlement Hearing, the Court will determine: (i) whether the Settlement should be approved; (ii) whether the Released Claims against Defendants and other Released Persons should be dismissed with prejudice as set forth in the Stipulation; and (iii) whether Class Plaintiff’s Lead Counsel’s request for an award of Attorneys’ Fees and Expenses should be approved by the Court.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

1. Currently pending is a putative class action styled Eric Gilbert v. Abercrombie & Fitch Co., et al., which was filed on August 22, 2015, in the Common Pleas Court of Franklin County, Ohio, where it was assigned Case No. 15 CV 007354.

2. On September 24, 2015, pursuant to the Class Action Fairness Act, 28 U.S.C. §§ 1332(d) and 1453, ANF and the Individual Defendants removed the case to the United States District Court for the Southern District of Ohio, where it was assigned Case No. 2:15-cv-02854.

3. The Class Plaintiff has asserted a claim for breach of fiduciary duty against the Individual Defendants due to the inclusion of certain provisions in two credit agreements entered

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into by ANF, Wells Fargo and a group of lenders on August 7, 2014 (the “2014 Credit Agreements”). The Class Plaintiff asserted a separate claim against Wells Fargo for aiding and abetting the Individual Defendants’ alleged breach of fiduciary duty.

4. The Class Plaintiff contends that the inclusion of certain provisions in each of the 2014 Credit Agreements unlawfully deters proxy contests at the Company and entrenches the incumbent ANF Board of Directors.

5. The Class Plaintiff seeks declaratory and injunctive relief against enforcement of these certain provisions of the 2014 Credit Agreements, along with attorneys’ fees, costs and expenses. The Class Action does not seek monetary damages.

6. Following the filing of the Class Action, the 2014 Credit Agreements were amended effective September 10, 2015.

7. Based upon the modifications of the 2014 Credit Agreements effective September 10, 2015, counsel for the Class Plaintiff and the respective counsel for ANF and the Individual Defendants engaged in negotiations concerning an agreed class-wide dismissal of the Class Action with prejudice, to avoid the burden, expense, distraction and uncertainties inherent in litigation and without admitting any wrongdoing.

8. On or about February 18, 2016, the Parties concluded their settlement discussions and finalized the documentation of their agreement to settle the Gilbert Action in conjunction with a class-wide dismissal with prejudice of all claims in such action.

9. Thereafter, the parties proceeded to document the Settlement. The terms of the Settlement are described below.

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WHAT ARE THE TERMS OF THE SETTLEMENT?

1. As partial consideration for the Settlement, Defendants arranged for amendment of the 2014 Credit Agreements, effective September 10, 2015.

2. ANF and the Individual Defendants also have agreed that the ANF Board shall adopt a resolution instructing the General Counsel of ANF that, for the three years from and after the Settlement Effective Date, any proposed Agreement (defined below) that includes a Change-of-Control Provision (defined below) must be brought to the attention of the ANF Board, prior to execution and delivery, for consideration of any impact of such Change-of-Control Provision on the Stockholder voting franchise in respect of the nomination and election of directors, among other factors considered in the exercise of its business judgment as being relevant to approval of the Agreement. For purposes of the foregoing sentence, (1) “Agreement” shall mean any proposed credit agreement or other agreement for borrowed money to be entered into by ANF and/or any subsidiary of ANF that, in the commercially reasonable estimation of the General Counsel of ANF, involves an aggregate principal amount that exceeds $100 million at its inception; and (2) “Change-of-Control Provision” shall mean any provision substantially similar in effect to the “Change of Control” definition in Section 1.01(b) of each of the 2014 Credit Agreements (as defined by the Settlement Stipulation) prior to the amendment thereof as of September 10, 2015.

3. Defendants have denied the claims asserted against them and disclaim any liability or damages or having engaged in any wrongdoing or violation of law of any kind whatsoever. Accordingly, the Settlement may not be construed as an admission of wrongdoing by ANF or the Individual Defendants or Wells Fargo, nor construed or deemed to be evidence of or an admission or concession on the part of ANF or the Individual Defendants or Wells Fargo

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with respect to the merits of any claim, nor of any infirmity in the defenses that ANF or the Individual Defendants or Wells Fargo have, or could have, asserted in the Class Action. Likewise, the Settlement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of the Class Plaintiff of any infirmity in the claims that the Class Plaintiff has, or could have, asserted.

WHAT ARE THE CLASS PLAINTIFF’S REASONS FOR THE SETTLEMENT?

1. As discussed above, the Class Plaintiff’s Lead Counsel believes that the claims asserted against the Individual Defendants and Wells Fargo have merit and that there is evidence to support those claims. The Class Plaintiff’s Lead Counsel recognizes, however, the expense and length of continued proceedings necessary to prosecute the Class Action through trial and appeal, as well as the risk that the Court could have adopted Defendants’ view of the applicable legal standard or of the underlying evidence, and could grant a motion by Defendants for summary judgment or otherwise enter judgment in favor of Defendants. If the Court or a jury after trial determined, after reviewing the evidence, that the Individual Defendants did not breach fiduciary duties of care, loyalty and good faith, or that Wells Fargo did not aid and abet a breach of fiduciary duties, the claims at issue against the Individual Defendants and/or Wells Fargo could be denied and no judgment for the benefit of ANF Stockholders would be achieved. Class Plaintiff’s Lead Counsel also considered the expense and length of continued proceedings necessary to pursue the claims against the Individual Defendants and Wells Fargo through trial, as well as the uncertainty of appeals.

2. The Class Plaintiff has taken into account the uncertain outcome and the risk of any litigation, especially in complex class actions such as this Class Action, as well as the difficulties and delay inherent in such litigation, particularly delays and possible appeals, even

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assuming that the Class Plaintiff prevails at trial. The Class Plaintiff and his counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Class Action. Based on their evaluation, the Class Plaintiff and his counsel have determined that the Settlement set forth in this Stipulation is fair, reasonable and adequate and in the best interests of ANF Stockholders.

3. In this regard, Class Plaintiff’s Lead Counsel also considered the possibility that, even if a jury or the Court found after trial that any or all of the Individual Defendants had breached their fiduciary duties, or that Wells Fargo had aided and abetted such breach, the scope of any judgment for the benefit of ANF Stockholders could be limited by the affirmative defenses that Defendants would be expected to assert in defense of the claims against them. In addition, Class Plaintiff’s Lead Counsel considered the possibility that a jury or the Court may not be able to order the specific relief achieved in the Settlement, including the 2014 Credit Agreement amendments and the contract-review reform. Finally, even if the Court found material factual disputes warranting trial, a jury could rule in favor of the Individual Defendants and/or Wells Fargo, resulting in no judgment for the benefit of ANF Stockholders.

4. In light of the amendment of the 2014 Credit Agreements and the significant contract-review measure to be adopted pursuant to the proposed Settlement, Class Plaintiff’s Lead Counsel believes that the proposed Settlement is fair, reasonable, adequate and in the best interests of ANF Stockholders. The Settlement provides substantial immediate benefits to ANF Stockholders without the risk that continued litigation could result in obtaining similar or lesser relief for ANF Stockholders after continued extensive and expensive proceedings, including trial and the appeals that were likely to follow. In particular, the implementation of the contract-

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review reform is expected to enhance the ANF Board’s oversight, significantly addressing Class Plaintiff’s concern.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

1. If there were no Settlement, the case against ANF and the Individual Defendants and Wells Fargo would continue. The Class Plaintiff and Defendants have sharply diverging views of the factual merits of the case and the applicable legal standards. Under the applicable rules, the Court would determine whether, in light of the legal standards that apply to the conduct of ANF and the Individual Defendants and Wells Fargo, there are material factual disputes that should be decided by a jury or Court. The Class Plaintiff’s Lead Counsel recognizes that the Court could adopt the view of the applicable legal standards advocated by ANF and the Individual Defendants and Wells Fargo or otherwise decide that the discovered facts are insufficient to impose liability as a matter of law.

2. If, however, the Court were to agree with the Class Plaintiff’s Lead Counsel that summary judgment is improper, then the case would proceed to trial, barring a pretrial settlement approved by the Court. If the Class Plaintiff prevailed on his claims in their entirety at trial, ANF and the Individual Defendants and/or Wells Fargo could be ordered to act in accordance with certain orders of the Court. If ANF or the Individual Defendants and Wells Fargo prevailed at trial, there would be no recovery or benefit for ANF Stockholders. In addition, following a trial, lengthy appeals by the losing party would be likely.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

1. If the Settlement is approved, the Court will enter a judgment (the “Final Judgment”). Pursuant to the Final Judgment, the following releases will occur upon the Settlement Effective Date:

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Release of Claims by Class Plaintiff and the Class: Upon the Settlement Effective Date, Class Plaintiff (acting on his own behalf and on behalf of the Class), ANF, and each of ANF’s Stockholders shall be deemed to have, and by operation of law and of the Final Judgment shall have, fully, finally and forever released, waived, discharged and dismissed with prejudice each and every one of the Released Claims (including Unknown Claims) against the Released Persons, and to have covenanted not to sue (including any derivative suit) the Released Persons with respect to all such Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons.

Release of Claims by Defendants: Upon the Settlement Effective Date, the Defendants shall be deemed to have, and by operation of law and of the Final Judgment shall have, fully, finally and forever released, relinquished and discharged Class Plaintiff and Class Plaintiff’s Counsel from all claims (including Unknown Claims) arising out of, relating to or in connection with the institution, prosecution, assertion, settlement or resolution of the Gilbert Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

“Released Claims” means any and all claims or causes of action (including Unknown Claims), debts, demands, disputes, rights, suits, matters, issues, damages, obligations or liabilities of any kind, nature and/or character whatsoever (including, but not limited to, any claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether known or unknown, whether under federal, state, local, statutory, common law, foreign law or any other law, rule or regulation, whether fixed or contingent or absolute, accrued or unaccrued, liquidated or

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unliquidated, at law or in equity, matured or unmatured, discoverable or undiscoverable, concealed or hidden, asserted, or that have been or could have been asserted, by Class Plaintiff or ANF’s Stockholders, or any of them (both individually or derivatively on behalf of ANF), against the Released Persons based upon, arising out of or related to (a) the facts, transactions, events, occurrences, disclosures, statements, alleged mismanagement and/or misconduct, acts, omissions, or failures to act, concealment, misrepresentation, violation of law or other matter which were alleged or could have been alleged in the Gilbert Action, including, without limitation, any and all claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty and claims arising out of the institution, prosecution, assertion, settlement or resolution of litigation against any Released Person or (b) the defense or Settlement of the Gilbert Action and/or the Released Claims, including the payments provided for herein. Nothing set forth herein shall constitute a release by or among ANF and the Individual Defendants or Released Persons of the rights and obligations relating to indemnification and advancement of defense costs arising from ANF’s or any of its subsidiary’s, division’s, or related or affiliated entity’s certificate of incorporation or bylaws, Delaware law, or any indemnification or other agreement.

“Unknown Claims” means any and all Released Claims that Class Plaintiff or any other Stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its Settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may

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be suspected, or even undisclosed or hidden. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Settlement Effective Date, Class Plaintiff and each other Stockholder shall be deemed to have waived, and by operation of the Final Judgment shall have expressly waived, any and all provisions, rights and benefits conferred by Cal. Civ. Code § 1542, or by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Class Plaintiff and each other ANF Stockholder acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims but, upon the Settlement Effective Date, Class Plaintiff shall expressly settle and release, and each of ANF’s Stockholders shall be deemed to have and by operation of law and of the Final Judgment shall have completely, fully, finally and forever compromised, settled, released, discharged and extinguished any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, apparent or unapparent, whether or not concealed or hidden, which do now exist, or heretofore existed, or may hereafter exist, under any theory of law or equity now existing, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, and without regard to the subsequent discovery or existence of additional or different facts.

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Class Plaintiff and each other Stockholder shall by operation of law be deemed to have acknowledged that the inclusion of “Unknown Claims” in the definition of Released Claims was separately bargained for and agreed upon with the express intention of releasing Unknown Claims, and is a key element of the Settlement of which this Release is a part.

HOW WILL THE ATTORNEYS BE PAID?

1. Class Plaintiff’s Counsel have not received any payment for their services in pursuing the claims against Defendants in the Class Action, nor have Class Plaintiff’s Lead Counsel been reimbursed for their out-of-pocket expenses. Class Plaintiff’s Lead Counsel invested their own resources in pursuing the case on a contingency basis, meaning that they would only recover their expenses and be compensated for their time if they created benefits through the Class Action. In light of the risks undertaken in pursuing the Class Action on a contingency basis and the benefits created for ANF Stockholders through the Class Action, Class Plaintiff’s Lead Counsel intends to apply to the Court for an award of attorneys’ fees in an amount not to exceed $165,000 plus reimbursement of expenses in an amount not to exceed $2,000. The Court will determine the amount of any Attorneys’ Fees and Expense award.

WHEN AND WHERE WILL THE COURT RULE ON APPROVAL OF THE

SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT

THE HEARING?

1. If you owned ANF common stock at any time during the period from August 7, 2014, and continue to own such stock through                     , 2016, the date of the Settlement Hearing, then you are a member of the Class (“Class Member”), and you may, if you want to do so, comment to the Court on the proposed Settlement and/or the application for an award of Attorneys’ Fees and Expenses. Class Members who do not

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want to object in person to the proposed Settlement and/or the application for Attorneys’ Fees and Expenses do not need to attend the Settlement Hearing. You can object to the Settlement and/or the application for Attorneys’ Fees and Expenses without attending.

2. The Settlement Hearing will be held on             , 2016, at             .m. before the Honorable George C. Smith of the United States District Court for the Southern District of Ohio at the United States Courthouse, 85 Marconi Boulevard, Columbus, Ohio 43215. The Court reserves the right to approve the Settlement or the application for Attorneys’ Fees and Expenses at or after the Settlement Hearing without further notice to Class Members.

3. Any Class Member may object to the Settlement or Class Plaintiff’s Lead Counsel’s request for an award of Attorneys’ Fees and Expenses. Objections must be in writing, must include your name, address and telephone number, and must include the grounds for your objection and any documents or writings you may want the Court to consider. Objections must also include proof that you owned shares of ANF common stock at any point during the period from August 7, 2014, and continue to own such shares. You must file your objection with the Clerk’s Office at the address set forth below on or before             , 2016. You must also serve the papers (by hand, first-class mail or express service) on Class Plaintiff’s Counsel and Defendants’ counsel at the addresses set forth below so that the papers are received by such counsel on or before             , 2016:

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Clerk’s Office	Class Plaintiff’s Counsel
UNITED STATES DISTRICT COURT FOR	Maribeth Meluch
THE SOUTHERN DISTRICT OF OHIO	ISAAC WILES BURKHOLDER & TEETOR,
85 Marconi Boulevard	LLC
Columbus, Ohio 43215	Two Miranova Place, Ste. 700 Columbus, Ohio 43215

Eric L. Zagar KESSLER TOPAZ MELTZER & CHECK, LLP 280 King of Prussia Road Radnor, PA 19087

Jeremy Friedman FRIEDMAN OSTER & TEJTEL PLLC 240 E. 79th Street, Suite A New York, NY 10075

Counsel for ANF

John J. Kulewicz VORYS, SATER, SEYMOUR AND PEASE LLP 52 East Gay Street Columbus, Ohio 43215

Counsel for the Individual Defendants

Aneca E. Lasley SQUIRE PATTON BOGGS (US) LLP 2000 Huntington Center 41 South High Street Columbus, OH 43215-6101

Counsel for Wells Fargo

Charles W. Cox ALSTON & BIRD LLP 333 South Hope Street, 16th Floor Los Angeles, California 90071

4. Class Members may file a written objection without having to appear at the Settlement Hearing. A Class Member may not appear at the Settlement Hearing to present his,

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her or its objection, however, unless he, she or it first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

5. A Class Member who or which wants to be heard at the Settlement Hearing in opposition to the approval of the Settlement or Class Plaintiff’s Lead Counsel’s request for an award of Attorneys’ Fees and Expenses, and has filed and served a timely written objection as described above, also must notify the above counsel on or before                , 2016, concerning his, her or its intention to appear. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Hearing.

6. The Settlement Hearing may be adjourned by the Court without further written notice to Class Members. If you intend to attend the Settlement Hearing, you should confirm the date and time with Class Plaintiff’s Lead Counsel.

7. Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement or Class Plaintiff’s Lead Counsel’s request for an award of Attorneys’ Fees and Expenses. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

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CAN I SEE THE COURT FILE?

WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

This Notice contains only a summary of the terms of the proposed Settlement. More detailed information about the Class Action is available at http://www.abercrombie.com/anf/investors/investorrelations.html, including, among other documents, the Stipulation. You or your attorney may examine the Court files during regular business hours at the Court. Questions about the Settlement or about this Notice in general should be directed to:

Eric L. Zagar

KESSLER TOPAZ MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

Facsimile: 610-667-7056

ezagar@ktmc.com

Class Plaintiffs’ Lead Counsel

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE

CLERK OF COURT REGARDING THIS NOTICE.

Dated:                    , 2016

By Order of the Clerk of Court

United States District Court

for the Southern District of Ohio

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Exhibit C

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IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF OHIO

EASTERN DIVISION

ERIC GILBERT, On behalf of himself and others similarly situated, Plaintiff,	) ) ) ) ) )	CASE NO. 2:15-cv-02854 JUDGE GEORGE C. SMITH
v. ABERCROMBIE & FITCH CO., et al.,	) ) ) )	MAGISTRATE JUDGE NORAH MCCANN KING
Defendants.	)

[PROPOSED] ORDER AND FINAL JUDGMENT APPROVING

CLASS ACTION SETTLEMENT

This action has come before the Court upon the motion of Plaintiff Eric Gilbert, on behalf of himself and others similarly situated (“Gilbert” or “Class Plaintiff’), for final approval of the Stipulation and Agreement of Settlement (the “Stipulation”) dated February 18, 2016, with Defendant Abercrombie & Fitch Co. (“ANF” or the “Company”) and Defendants Arthur C. Martinez, James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Charles R. Perrin, Stephanie M. Shern and Craig R. Stapleton (the “Individual Defendants”) and Defendant Wells Fargo Bank, N.A. (“Wells Fargo”) (collectively, “Defendants”), which sets forth the terms and conditions of the proposed settlement (the “Settlement”) of the above-captioned class action (the “Gilbert Action”), subject to review and approval by the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure.

By Order dated                             , 2016, the Court certified the proposed Class for settlement purposes only, granted preliminary approval of the proposed Settlement and set the

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date and time for a Settlement Hearing (the “Preliminary Approval Order”). The Preliminary Approval Order also set forth certain procedures for notifying the Class, as well as allowing Class members to object to the Settlement terms. On                             , 2016, after full briefing, the Court held the Settlement Hearing.

Reasonable and adequate notice having been given to then-current ANF Stockholders as required in the Preliminary Approval Order, and the Court having considered all of the papers filed and proceedings had in this matter and otherwise being fully informed in the premises and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1.	This Final Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used in this Final Judgment shall have the same meaning as set forth in the Stipulation.

2.	The Court has jurisdiction over the subject matter of the Gilbert Action, including all matters necessary to effectuate the Settlement, and over all Parties.

3.

In the Preliminary Approval Order, the Court has found the following to be members of the Class pursuant to Federal Rules of Civil Procedure 23(a) and 23(b)(1)(A) and (b)(2): all persons who held ANF common stock at any time during the period from August 7, 2014 through and including the close of trading on the date of the Settlement Hearing (the “Class Period”) and who continued to hold ANF common stock as of the end of the Class Period, but excluding (i) the Individual Defendants and their respective immediate family members; and (ii) agents, attorneys,

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heirs, successors-in-interest or assigns of any of the foregoing excluded persons.

4.	The Court finds that the Settlement set forth in the Stipulation is fair, reasonable and adequate as to each of the Parties, and hereby finally approves the Settlement in all respects, finds that the Settlement set forth in the Stipulation provides substantial benefits to the Class, and orders the Parties to perform its terms to the extent the Parties have not already done so.

5.	The Gilbert Action, all claims contained therein, and the Released Claims, are hereby ordered as compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings in the Gilbert Action and this Final Judgment. As among Class Plaintiff, ANF, the Individual Defendants and Wells Fargo, the Parties are each to bear their own costs, except as otherwise provided in the Stipulation.

6.	Upon the Settlement Effective Date, Class Plaintiff and each and every member of the Class, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors and assigns in their capacities as such only, are forever enjoined and permanently barred from instituting, commencing or prosecuting any and all Released Claims against any of the Released Persons.

7.

Upon the Settlement Effective Date, Class Plaintiff and each and every member of the Class, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors and assigns in their

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capacities as such only, shall be deemed to have, and by operation of this Final Judgment shall have, fully, finally and forever released, relinquished and discharged any and all Released Claims (including Unknown Claims) against the Released Persons. Nothing in this Final Judgment shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

8.	Upon the Settlement Effective Date, the Defendants shall be deemed to have, and by operation of this Final Judgment shall have, fully, finally and forever released, relinquished and discharged Class Plaintiff and Class Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Gilbert Action or the Released Claims. Nothing in this Final Judgment shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

9.

The Court finds that Notice of the Settlement has been given to the Class pursuant to and in the manner directed in the Preliminary Approval Order; proofs of compliance with the notice procedures set forth in the Preliminary Approval Order were filed with the Court; and full opportunity to be heard has been offered to all Parties and the Class. The form and manner of the Notice provided is hereby confirmed to fully satisfy the requirements of Rule 23(e) of the Federal Rules of Civil Procedure and the requirements of due process, and it is further

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determined that Class Plaintiff and the Class are bound by this Final Judgment.

10.	Class Plaintiff has held stock in ANF since the time of the conduct complained of in the Gilbert Action, has standing to prosecute the Gilbert Action, and is an adequate representative of all the Class.

11.	The Court finds that, during the course of the Gilbert Action, the Parties and their counsel at all times complied with Rule 11 of the Federal Rules of Civil Procedure and all similar rules and laws.

12.

Neither the Stipulation (including any exhibit attached to the Stipulation) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of the Released Claims, or of any fault, wrongdoing or liability of Defendants, or the validity of the Released Claims, or (ii) is intended to be offered or received as evidence or used by any other Person in any other action or proceeding, whether civil, criminal or administrative agency or other tribunal. The Parties, Class Plaintiff’s Counsel and the Released Parties may file the Stipulation and/or the Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or

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reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13.	Without affecting the finality of this Final Judgment in any way, the Court hereby retains continuing jurisdiction over: (i) implementation of the Settlement; and (ii) the Parties for the purpose of construing, enforcing and administering the Stipulation and the Settlement, including, if necessary, setting aside and vacating this Final Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Settlement Effective Date fails to occur in accordance with the Stipulation.

14.	This Final Judgment is a final, appealable judgment and shall be entered forthwith by the Clerk in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED: , 2016	GEORGE C. SMITH
UNITED STATES DISTRICT JUDGE